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                                                                      Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
To the Stockholders and Board of Directors of Fall River Gas Company


     As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-3, File No. 333-13995 of our reports dated November 12, 1999, included in Fall River Gas company Form 10-K for the year ended September 30, 1999, and to all references to our firm included in this registration statement.

                                                          /S/ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 21, 1999